Exhibit 17

Federated International Series, Inc.
FEDERATED INTERNATIONAL EQUITY FUND
Proxy for Special Meeting of Shareholders – October 21, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of Federated International Equity Fund, a portfolio of Federated International Series, Inc. (the “Corporation”), hereby appoints each of Todd Zerega, Catherine Ryan, Terri Kerr, Erin Dugan and Shannon McDowell, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of Federated International Equity Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on October 21, 2009, at the principal executive offices of the Corporation at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters.  Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

Registration here
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

Federated International Equity Fund

Proxy for Special Meeting of Shareholders – October  21, 2009

Vote by Phone, by Mail or Internet!

CALL:
To vote your proxy by phone, call 1-866-416-0559 and provide the proxy ID number on the bottom of the reverse side of this proxy card.  Representatives are available to assist you Monday – Friday 9 a.m. to 10 p.m. Eastern Time.

MAIL:	To vote your proxy by mail check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TO VOTE BY INTERNET
1) Read the Proxy Statement and have the proxy card below at hand.
2)Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

Please sign this proxy exactly as your name appears on the books of the Corporation.  Joint owners should each sign personally.  Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder sign here

Joint owner sign here

Date:

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

FEDERATED INTERNATIONAL EQUITY FUND

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.
 YOUR PROMPT ATTENTION WILL HELP TO AVOID
THE EXPENSE OF FURTHER SOLICITATION.

Please remember to sign and date the reverse side before mailing in your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

After careful consideration, the Board of Directors of the Corporation unanimously approved the proposal listed below and recommended that shareholders vote “for” the proposal.

FOLD HERE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [ X ]

FOR	AGAINST	ABSTAIN
PROPOSAL 1.    To approve a proposed Agreement and Plan of Reorganization pursuant to which Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc., would acquire all of the assets of Federated International Equity Fund, a portfolio of Federated International Series, Inc., in exchange for Class A Shares, Class B Shares and Class C Shares, to be distributed pro rata by Federated International Equity Fund to its shareholders, in complete termination and liquidation of Federated International Equity Fund.

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(BARCODE HERE)                                                                              (PROXY ID HERE)                                                                                     (CUSIP HERE)